As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COINCHECK GROUP N.V.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

The Netherlands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Coincheck Group N.V.
Nieuwezijds Voorburgwal 162
1012 SJ Amsterdam
The Netherlands
+31 20-522-2555
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221-0102
(Name, address, and telephone number of agent for service)

Copies to:

Mark Brod

Jieun Lim

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 31, 2026

COINCHECK GROUP N.V.

56,447,361 Ordinary Shares

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, up to 56,447,361 ordinary shares with a nominal value of one eurocent (EUR 0.01) (“Ordinary Shares”).

We are registering the offer and sale of these Ordinary Shares to satisfy certain registration rights we have granted. The Selling Shareholders may offer all or part of the Ordinary Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These Ordinary Shares are being registered to permit the Selling Shareholders to sell Ordinary Shares from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholders may sell these Ordinary Shares through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our Ordinary Shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Ordinary Shares offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We are registering these Ordinary Shares for resale by the Selling Shareholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Ordinary Shares or interests in our Ordinary Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer.

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale by the Selling Shareholders of the Ordinary Shares being registered hereunder.

Our Ordinary Shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “CNCK”. Holders of Ordinary Shares should obtain current market quotations for their Ordinary Shares. On July 29, 2026, the last reported sale price for our Ordinary Shares on Nasdaq was $1.91 per share. Prospective purchasers of our Ordinary Shares are urged to obtain current information as to the market prices of our Ordinary Shares, where applicable.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary - Implications of Being a Foreign Private Issuer and a Controlled Company.”

An investment in the Ordinary Shares offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 6 of this prospectus and the risk factors in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Ordinary Shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2026.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any Ordinary Shares other than the registered Ordinary Shares to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy Ordinary Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or Ordinary Shares are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include, but are not limited to, those factors under “Item 3. Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, and the following:

●	the prices, volumes and liquidity of crypto assets under custody, crypto assets under management and how those affect demand for the Company’s services and its fees and other revenue;

●	the development, utility and usage of crypto assets, and people’s interest in investing in them, trading them, or including them in investment portfolios, including managed investment portfolios;

●	changes in economic conditions and consumer sentiment in Japan, and in other jurisdictions in which our business is or may later be focused;

●	cyberattacks and security breaches on, or affecting, Company or vendor platforms, systems or other technical infrastructure;

●	the level of demand for any particular crypto asset or crypto assets generally;

●	changes to any laws or regulations in the United States, Japan, Canada, the Netherlands, or other jurisdictions where Company customers or prospects reside, or Company activities take place or are anticipated to take place, that are adverse to the Company or its businesses, or failure to comply with any applicable laws or regulations, and our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions if we expand our business outside of Japan;

●	administrative sanctions, including fines, or legal claims if we are found to have offered services in violations of applicable laws or to have violated international sanctions regimes;

●	our ability to compete and increase market share in a highly competitive industry, including the Japan market and the growing global crypto asset management industry;

●	our ability to introduce new products and services, including a combined, integrated or “menu” offering covering trade execution, custody, staking and asset management services, timely or at all;

●	any interruptions in services provided by third-party service providers;

●	the status of any particular crypto asset as to whether it is deemed a “security” in any relevant jurisdiction;

●	the ability to grow and manage growth profitably, with the added risk of seeking to do so following a recent overall shift in our growth strategy; and

●	other risks and uncertainties indicated in our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus, including those set forth under “Item 3. Key Information – D. Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth in our Fiscal Year 2026 Annual Report, which is incorporated by reference into this prospectus, and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our Ordinary Shares, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “TM” symbols, but the lack of such symbols is not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor of these trademarks and trade names. The use or display herein of other companies’ trademarks, trade names or service marks is not intended to imply a relationship with, or endorsement or sponsorship of us by, any other companies, or a sponsorship or endorsement of any such other companies by us. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

MARKET AND INDUSTRY DATA

Market data and certain industry forecast data used in this prospectus were obtained from internal reports, where appropriate, as well as third-party sources, including independent industry publications, as well as other publicly available information. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors, both external and internal, could cause our future plans, performance, achievement or results to differ materially from how we discuss those forward looking items in this prospectus. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. See “Cautionary Statement Regarding Forward-Looking Statements.”

FREQUENTLY USED TERMS

The following terms used in this prospectus have the meanings indicated below:

Term	Description

3iQ	Collectively, 3iQ Digital Holdings Inc., a company under the federal laws of Canada, its principal operating subsidiary 3iQ Corp., and its other subsidiaries, direct and indirect. 3iQ became a subsidiary of Coincheck Group at close-of-business Saturday, February 28, 2026.

3iQ Acquisition Agreement	Sale and Purchase Agreement, dated January 8, 2026, among Monex, Coincheck Parent, and certain other parties, pursuant to which Coincheck Parent acquired from Monex and certain minority shareholders approximately 99.8% beneficial ownership and control of 3iQ.

Aplo	Aplo SAS, a simplified joint stock company under the laws of France and a licensed MiCA Crypto-Asset Service Provider, is a crypto prime brokerage for institutional investors and a subsidiary of Coincheck Parent since October 2025.

blockchain	A cryptographically secure digital ledger that maintains a record of all transactions that occur on a network and follows a consensus protocol for confirming new blocks to be added.

Board or Board of Directors	The board of directors of Coincheck Group N.V.

Business Combination	The Business Combination consummated on December 10, 2024, pursuant to the Business Combination Agreement, including related transactions therein described.

Business Combination Agreement	The Business Combination Agreement, dated as of March 22, 2022, as amended, by and among Thunder Bridge, Coincheck Parent, M1 GK, Coincheck Merger Sub, Inc., and Coincheck, and the agreements contemplated therein for related transactions to be signed or completed at closing.

Coincheck	Coincheck, Inc., a Japanese joint stock company (kabushiki kaisha) and the principal operating subsidiary of Coincheck Parent, and is a licensed cryptocurrency exchange services provider in Japan.

Coincheck Parent	Coincheck Group N.V., a Dutch public limited liability company (naamloze vennootschap).

cover counterparties	Counterparties with which cover transactions are executed.

cover transactions	Transactions executed by us with a party on an external exchange (which, for these purposes, includes for Coincheck the Exchange platform) or market maker that is connected via API to our systems, in order to offset our own positions or reduce our exposure arising from transactions in crypto assets with customers using Coincheck’s Marketplace platform or Aplo's platform for brokerage services.

crypto	A broad term for any cryptography-based market, system, application, or decentralized network.

crypto asset	A digitally transferable representation of value or rights that is not denominated in fiat currency, and that is not considered a security or financial instrument under applicable law.

v

Term	Description

cryptocurrency	Bitcoin and altcoins - crypto assets designed to function as a medium of exchange or store of value.

customers (or “users”)

Parties who hold accounts and utilize the services provided on crypto asset platforms. This definition, as used in the description of our business, generally does not include cover counterparties, and thus such definition differs from the definition of “customer” under IFRS 15.

Notwithstanding the foregoing, for purposes of the Company’s audited financial statements and unaudited financial statements incorporated by reference, “customers” refers to customers that meet the definition of a customer under IFRS 15, including the parties described in the preceding paragraph as well as cover counterparties.

DCGC	The Dutch Corporate Governance Code.

Exchange Act	The U.S. Securities Exchange Act of 1934, as amended.

Japan Virtual and Crypto Assets Exchange Association (the “JVCEA”)	The JVCEA is a self-regulatory organization for the Japanese cryptocurrency industry under the Payment Services Act, which is formally recognized by the Financial Services Agency of Japan (the “JFSA”). The JVCEA was established in 2018 after a hacking incident of NEM digital tokens occurred with an operational focus on the inspection of the security of domestic exchanges and the enforcement of stricter regulations. The members of the JVCEA consist of the 32 licensed class 1 Japanese virtual currency exchange service providers as of April 15, 2025.

KDDI	KDDI Corporation, a Japanese corporation listed on the Tokyo Stock Exchange and headquartered in Tokyo, Japan, a major Japanese telecommunications company that provides mobile communications, digital entertainment, and integrated finance and energy services.

KDDI Investment Agreement	Share Subscription and Investor Rights Agreement, dated May 12, 2026, between Coincheck Parent and KDDI, pursuant to which KDDI subscribed for 28,536,516 Ordinary Shares (which constituted approximately 14.9% of the issued and outstanding Ordinary Shares upon closing of the subscription) for a subscription price of USD 2.28 per share, an aggregate subscription price of $65,063,256.48, which, upon completion, made KDDI the owner of approximately 14.9% of the issued and outstanding Ordinary Shares. The subscription was completed in June 2026.

Marketplace platform	Coincheck’s main platform offering that supports, as of March 31, 2026, 33 different cryptocurrencies (34 as of the date of this prospectus), and is used primarily by retail customers to buy and sell the supported cryptocurrencies.

Monex	Monex Group, Inc., a Japanese joint stock company (kabushiki kaisha) listed on the Tokyo Stock Exchange.

Nasdaq	Nasdaq Global Market.

network	Also sometimes referred to as a crypto network, cryptocurrency network or blockchain network, a system of interconnected computers that records and verifies cryptocurrency transactions, including the collection of all miners that use computing power to maintain the ledger and add new blocks to the blockchain. Most networks are decentralized, which reduce the risk of a single point of failure.

Next Finance	Next Finance Tech Co., Ltd, a Japanese private company engaged in a staking platform services business, that Coincheck Parent acquired in March 2025.

SEC	The U.S. Securities and Exchange Commission.

Securities Act	The U.S. Securities Act of 1933, as amended.

$	Refers to U.S. dollars.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Ordinary Shares offered hereby and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” before you decide to invest in our Ordinary Shares. You should also read the entire prospectus carefully, including those set forth under the caption “Risk Factors” and “Item 3. Key Information – D. Risk Factors” in our most recent annual report on Form 20-F, and the financial statements and related notes included or incorporated by reference in this prospectus.

Unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “Coincheck Group,” “the Company” and “our company” refer to Coincheck Group N.V. and its subsidiaries, which prior to the Business Combination was the business of Coincheck, Inc. (“Coincheck”).

Overview and Mission

Since the launch of our crypto asset exchange in 2014, we have provided a young, highly-engaged retail customer base with the opportunity to become familiar with crypto assets by offering a service we believe is easy for anyone to use, regardless of financial or technological literacy. We operate, through our platforms, one of the largest multi-cryptocurrency marketplaces in Japan. We had as of March 31, 2026, according to the JVCEA, a 28.6% market share in Japan by trading volume, and our approximately 2.5 million verified users represent a 17.9% retail market share. We believe that our customers choose us due to our trusted and recognized brand, robust product offering and strong customer service. We believe that this, combined with our constant innovation and robust compliance infrastructure, position us to capitalize on the potential growth of the Japanese crypto economy.

We have been for several years, and believe we continue to be, a leader in the Japanese retail crypto asset industry. Now, with our recent acquisitions of 3iQ, Aplo and Next Finance, and the potential synergies they provide, our mission is to bring together retail scale, institutional capability and resilient infrastructure in one digital finance platform offering. Building upon our (1) leadership position and scale in Japan as a retail crypto asset exchange provider, (2) success as a pioneer in digital asset investment solutions, (3) robust prime brokerage technology and expertise that can serve institutional traders, and (4) staking and related technologies, we are working to expand into institutional services and digital asset infrastructure across multiple markets. Our initial focus will be Japan, the world’s fourth largest economy, for project and service offerings that can include trade execution and settlement, custody, staking, and asset management. We seek to increase our share of the Japanese crypto asset market both organically through our Marketplace platform and through non-retail channels, such as significant strategic partnerships, collaborations and distribution arrangements with large and medium-sized Japanese firms.

Our Organizational Structure

Business Combination

We decided in 2022 to take steps toward becoming a publicly traded company with shares listed on either Nasdaq or NYSE. On December 10, 2024, the Business Combination closed. On December 11, 2024, as contemplated by the Business Combination Agreement, our Ordinary Shares and Public Warrants commenced trading on Nasdaq under the symbols “CNCK” and “CNCKW,” respectively. Following the Business Combination, M1 Co was a direct, wholly owned subsidiary of Coincheck Parent and the sole shareholder of Coincheck, but, on June 20, 2025, was merged into Coincheck, resulting in Coincheck Parent becoming the sole shareholder of Coincheck.

Next Finance Acquisition

In March 2025, Coincheck Parent acquired Next Finance. Next Finance, headquartered in Tokyo, Japan, is a blockchain infrastructure company focused primarily on staking services technology.

Aplo Acquisition

In October 2025, Coincheck Parent acquired Aplo. Aplo, headquartered in Paris, France, is a crypto prime brokerage for institutional investors that has built an innovative, proprietary institutional trading application and supporting infrastructure, combining algorithmic execution and unified access to deeper liquidity.

3iQ Acquisition

Effective March 1, 2026, Coincheck Parent acquired approximately 99.8% beneficial ownership of 3iQ. 3iQ, based in Ontario, Canada, is one of the world’s leading alternative digital asset managers. Pursuant to the 3iQ Acquisition Agreement, based on an agreed value for 3iQ of $111,840,476, and an agreed value for Coincheck Parent of $4.00 per ordinary share, all issued and outstanding shares beneficially owned by Monex in 3iQ’s holding company, constituting approximately 97% beneficial ownership of 3iQ, were exchanged for 27,149,684 newly issued Ordinary Shares, and all issued and outstanding shares beneficially owned by three minority shareholders, constituting approximately 2.8% beneficial ownership of 3iQ, were exchanged for 761,161 newly issued Ordinary Shares.

KDDI Investment

In May 2026, KDDI and Coincheck Parent entered into the KDDI Investment Agreement pursuant to which KDDI would make a strategic investment in the Company to become, upon completion of the transaction, the owner of approximately 14.9% of Coincheck Parent’s issued and outstanding Ordinary Shares. Pursuant to the KDDI Investment Agreement, KDDI subscribed for 28,536,516 Ordinary Shares for a subscription price of USD 2.28 per share and an aggregate subscription price of $65,063,256.48. The transaction closed in June 2026. Concurrently with the signing of the KDDI Investment Agreement, Coincheck entered into a business alliance agreement with KDDI focused on collaborative initiatives aimed at expanding the digital asset market in Japan, including through mutual customer referral programs and related revenue sharing and referral fees.

Our Strengths

For additional information on the below attributes, please see “Item 4. Information on the Company – B. Business Overview – Our Strengths” incorporated by reference herein.

●	We have a leading position in the Japanese retail market.

●	3iQ is a pioneer in crypto asset management services.

●	We have a trusted brand.

●	We have a strong and experienced management team to support continued growth.

Our Corporate Information

Coincheck Group B.V. was incorporated by Monex Group, Inc. (“Monex”) under the laws of the Netherlands as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in February 2022 for the purpose of effectuating the Business Combination and changed its legal form to a Dutch public limited liability company (naamloze vennootschap) and was renamed Coincheck Group N.V. immediately prior to the Business Combination.

Coincheck Parent’s registered and principal executive office is Nieuwezijds Voorburgwal 162, 1012 SJ Amsterdam, the Netherlands. Coincheck Parent’s principal website address is https://coincheckgroup.com/. Coincheck Parent does not incorporate the information contained on, or accessible through, Coincheck Parent’s website into this prospectus, and you should not consider it a part of this prospectus.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” (as such term is defined in Rule 3b-4 under the Exchange Act), and our Ordinary Shares are listed on Nasdaq. Under the Nasdaq rules, foreign private issuers are permitted to follow home country practice in lieu of the corporate governance provisions specified by Nasdaq, with limited exceptions, and we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, so our next determination will be made based on our relevant facts as of September 30, 2026. We do not expect our foreign private issuer status to change when we make such determination as of that date.

The discussion below summarizes the significant differences between our corporate governance practices and the Nasdaq listing standards applicable to U.S. companies. The DCGC is based on a “comply or explain” principle, and as set below, we also discuss certain ways in which our governance practices deviate from those suggested in the DCGC.

Under the Nasdaq rules, U.S. domestic listed companies are required to have a majority independent board, which is not required under the DCGC of the Netherlands, our home country. In addition, the Nasdaq rules require U.S. domestic listed companies to have an independent compensation committee and that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors, which are not required under our home country laws. Currently, we have a majority non-executive board, of which at least four members are considered independent, and our audit committee consists solely of independent directors.

Further, for as long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form, i.e., the annual report on Form 20-F, for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we have furnished, and intend to furnish, quarterly financial results reports, typically in the form of an earnings press release, on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

Accordingly, there may be less publicly available information concerning our business than there would be if we were a U.S. public company.

Also, to the extent we rely on Dutch law with respect to issuance of Ordinary Shares, our practice varies from the requirements of the corporate governance standards of Nasdaq, which generally require an issuer to obtain shareholder approval for the issuance of Ordinary Shares in connection with such events.

Due to our status as a foreign private issuer and our intent to follow certain home country corporate governance practices, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards and shareholder approval requirements.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq corporate governance standards because Monex holds a majority of the voting power of our Ordinary Shares eligible to vote in the election of our directors. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.”

As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board consist of independent directors, (2) our Board have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) our Board have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a foreign private issuer based in the Netherlands, and by designating the Netherlands as our primary jurisdiction, or home country, for corporate governance, we are not required to comply with corporate governance standards in a manner that is similar to our right not to comply as a “controlled company.” Currently, we have a majority non-executive board, of which at least four members are considered independent, and our audit committee consists solely of independent directors, and each of our board committees has a written charter addressing the committee’s purpose and responsibilities. Accordingly, our shareholders do not currently have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards. Should we cease to be a foreign private issuer, we may still elect not to comply with certain of these corporate governance standards for as long as we remain a “controlled company.” However, should we cease to be a “controlled company” and a foreign private issuer as described, and our Ordinary Shares continue to be listed on Nasdaq, we will be required to comply with these corporate governance standards within the applicable transition periods.

THE OFFERING

Ordinary Shares being registered for resale by the Selling Shareholders	Up to 56,447,361 Ordinary Shares

Terms of the Offering	The Selling Shareholders will determine when (subject to compliance with the contractual lock-up restrictions that apply to certain Selling Shareholders) and how they will dispose of any Ordinary Shares registered under this prospectus for resale. The Selling Shareholders may offer, sell or distribute all or a portion of the Ordinary Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Use of Proceeds	All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale by the Selling Shareholders of the Ordinary Shares being registered hereunder.

Liquidity	The Ordinary Shares being offered for resale by the Selling Shareholders pursuant to this prospectus represent approximately 28.7% of our total outstanding Ordinary Shares as of June 29, 2026 on a fully diluted basis (assuming and after giving effect to the issuance of Ordinary Shares upon exercise of all outstanding Warrants but excluding any unvested equity awards). Once the registration statement that includes this prospectus is effective and during such time as it remains effective, the Selling Shareholders will be permitted to sell the Ordinary Shares registered hereby. The resale, or anticipated or potential resale, of a substantial number of our Ordinary Shares may have a material negative impact on the market price of our Ordinary Shares and could make it more difficult for our shareholders to sell their Ordinary Shares at such times as of and at such prices as they deem desirable.

Market for our Ordinary Shares	Ordinary Shares are listed on Nasdaq under the symbols “CNCK.” Holders of Ordinary Shares should obtain current market quotations for their Ordinary Shares. On July 29, 2026, the last reported sale prices for our Ordinary Shares on Nasdaq was $1.91 per share.

RISK FACTORS

Investing in our Ordinary Shares is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 20-F as supplemented or updated in any report on Form 6-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our Ordinary Shares.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may materially and adversely affect us in the future.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the Ordinary Shares covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority (“FINRA”)), Nasdaq listing fees, fees and expenses of compliance with securities or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Shareholders in disposing of the Ordinary Shares.

The net proceeds to the Selling Shareholders will be the purchase price of the Ordinary Shares less any discounts and commissions and other expenses borne by the Selling Shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus consisting of up to 56,447,361 Ordinary Shares.

The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in our Ordinary Shares after the date of this prospectus other than through a public sale.

The following table is prepared based on information provided to us by the Selling Shareholders. The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of Ordinary Shares that the Selling Shareholders may offer pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of our Ordinary Shares beneficially owned is computed on the basis of 191,797,973 Ordinary Shares (the “New Shares”) issued and outstanding as of June 29, 2026. Certain Ordinary Shares, covered by this prospectus are subject to lock-up agreements as described below.

In connection with the KDDI investment, the KDDI Investment Agreement provides that, during the period beginning on the closing date, which was June 9, 2026, and ending on the date that is six months after the closing date, and subject to certain customary exceptions, KDDI may not transfer, or create or have in place any encumbrance over, the Ordinary Shares issued to KDDI in connection with the KDDI Investment Agreement. During such lock-up period, KDDI may transfer all or part of such Ordinary Shares to any of its direct or indirect affiliates, subject to certain conditions and except as otherwise agreed by the parties to the KDDI Investment Agreement, including that the transferee become a party to the KDDI Investment Agreement, re-transfer the Ordinary Shares if it ceases to be an affiliate, and that KDDI remain jointly and severally liable for its obligations under the KDDI Investment Agreement.

Because each Selling Shareholder may dispose of all, none or some portion of their Ordinary Shares, no estimate can be given as to the number of Ordinary Shares that will be beneficially owned by a Selling Shareholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional Ordinary Shares during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s Ordinary Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholders’ method of distributing these Ordinary Shares.

	Ordinary Shares to be sold in this offering(†)		Ordinary Shares beneficially owned after this offering(††)
Name of Selling Shareholder	Ordinary Shares	%	Ordinary Shares	%
KDDI Corporation(1)	28,536,516	14.9%	-	-
Monex Group, Inc. (2)	27,149,684	14.2%	-	-
Alpha Tech Investments Limited(3)	508,262	*	-	-
Ruby Moriarty LLC(4)	128,890	*	-	-
Jsquare Group Limited(5)	124,009	*	-	-

*	Represents less than 1% of the Ordinary Shares.

(†)	The amounts set forth in this column are the number of Ordinary Shares that may be offered by such Selling Shareholder using this prospectus. These amounts do not represent any other Ordinary Share that the Selling Shareholder may own beneficially or otherwise.

(††)	Assumes the sale of all of the Ordinary Shares offered by the Selling Shareholders.

(1)	The business address of KDDI Corporation is THE LINKPILLAR 1 NORTH, 2-21-1, Takanawa, Minato-ku, Tokyo, 108-8618, Japan.

(2)	The business address of Monex Group, Inc. is ARK Mori Building 25F 1-12-32 Akasaka, Minato-ku, Tokyo 107-6025, Japan.

(3)	The business address of Alpha Tech Investments Limited is Caves Corporate Centre, 1st Floor, Blake Road and West Bay Street, Nassau, Bahamas.

(4)	The business address of Ruby Moriarty LLC is 101 S Reid Street, Suite 307, Sioux Falls, SD 57103, United States.

(5)	The business address of Jsquare Group Limited is Jsquare Group Limited, Water’s Edge Building, 4th Floor, Meridian Plaza, Road Town, Tortola, British Virgin Islands, VG1110.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees or their successors of 56,447,361 Ordinary Shares. We will not receive any proceeds from any sale by the Selling Shareholders of the Ordinary Shares being registered hereunder.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by this prospectus, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with FINRA), Nasdaq listing fees, fees and expenses of compliance with Ordinary Shares or blue sky laws, if any, and fees and expenses of counsel and independent registered public accountants, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees, underwriting marketing costs, legal counsel fees that are not covered by us and any other expenses incurred by the Selling Shareholders in disposing of the Ordinary Shares.

The Selling Shareholders may offer and sell, from time to time, some or all of the Ordinary Shares covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling Ordinary Shares received after the date of this prospectus from the Selling Shareholders. We have registered the Ordinary Shares covered by this prospectus for offer and sale so that those Ordinary Shares may be freely sold to the public by the Selling Shareholders. Registration of the Ordinary Shares covered by this prospectus does not mean, however, that those Ordinary Shares necessarily will be offered or resold by the Selling Shareholders.

Sales of the Ordinary Shares offered hereby may be effected by the Selling Shareholders from time to time in one or more types of transactions (which may include block trading transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the Ordinary Shares offered hereby, through short sales of the Ordinary Shares offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the Ordinary Shares by a broker-dealer as principal and resales of the Ordinary Shares by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Ordinary Shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the Ordinary Shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Ordinary Shares covered by this prospectus.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Ordinary Shares acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, the Selling Shareholders may also sell Ordinary Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Ordinary Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Ordinary Shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific Ordinary Shares involved;

●	the initial price at which such Ordinary Shares are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Ordinary Shares offered hereby or of Ordinary Shares convertible into or exchangeable for such Ordinary Shares in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Ordinary Shares offered by this prospectus is being passed upon for us by De Brauw Blackstone Westbroek N.V. Certain legal matters concerning this offering were passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Coincheck Group N.V. and subsidiaries, as of March 31, 2026 and March 31, 2025 and for each of the three years in the period ended March 31, 2026, incorporated by reference herein, have been so included in reliance on the report of KPMG AZSA LLC, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 that we have filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement, or to the exhibits to the reports or other documents incorporated by reference in this prospectus, for a copy of such contract, agreement or other document. We file annual and periodic reports, proxy statements and other information with the SEC, using its EDGAR system. The SEC provides free public access, through its website, to items publicly filed in the EDGAR system, including our items. The address of the SEC’s website is http://www.sec.gov.

We also maintain a website at https://coincheckgroup.com/. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act). Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

1.	Our most recent Annual Report on Form 20-F, filed with the SEC on June 29, 2026;

2.	Our Reports on Form 6-K furnished to the SEC on April 2, 2026, May 7, 2026, May 12, 2026 (with respect to the second sentence of item 2 and Exhibit 99.3 and Exhibit 99.4), June 2, 2026, June 10, 2026 and July 2, 2026, respectively;

3.	Any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the Ordinary Shares made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Coincheck Group N.V.

Nieuwezijds Voorburgwal 162

1012 SJ Amsterdam

The Netherlands

+31 20-522-2555

COINCHECK GROUP N.V.

Up to 56,447,361 Ordinary Shares

PROSPECTUS

July 31, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Dutch law, the directors of the Company may be held jointly and severally liable vis-a-vis the Company for damages in the event of improper performance of their duties. In addition, they may be held liable towards third parties for any action that may give rise to tort pursuant to the Dutch Civil Code (“DCC”). This applies equally to the Company’s executive directors and non-executive directors.

The general meeting of the Company may resolve to annually discharge the directors, to release them from any loss, damage or right to compensate arising out of or in connection with the exercise of their duties and which appear from the annual report and annual accounts of the Company or as otherwise disclosed to the general meeting.

The Articles of Association also include a provision on indemnification. Pursuant to the Articles of Association and unless Dutch law provides otherwise, the Company is required to indemnify any and all of the directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of a subsidiary of the Company, who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in that regard or any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), against any and all liabilities, damages, documented expenses (including attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them.

Notwithstanding the Company’s obligation to indemnify and hold harmless as referred to above, no indemnification will be made (i) in respect of any claim, issue or matter as to which any of the above-mentioned indemnified persons will be adjudged in a final and non-appealable decision to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Company or (ii) to the extent that the costs or the capital losses of the above-mentioned indemnified persons are paid by another party or are covered by an insurance policy and the insurer has paid out these costs or capital losses.

The indemnification described above will not be exclusive of any other rights to which those indemnified may be entitled to.

Pursuant to the Articles of Association, the indemnification described above may be further implemented in indemnification agreements or otherwise.

The Company may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The description of indemnity herein is merely a summary of the provisions in the Articles of Association described above, and such description shall not limit or alter the mentioned provisions in the Articles of Association or other indemnification agreements to be entered into.

Item 9. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of March 22, 2022, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on March 22, 2022).**

2.2	Amendment to Business Combination Agreement, dated as of May 31, 2023, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on May 31, 2023).**

2.3	Second Amendment to Business Combination Agreement, dated as of May 28, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on May 30, 2024).**

2.4	Third Amendment to Business Combination Agreement, dated as of October 8, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc., and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K filed by Thunder Bridge with the SEC on October 11, 2024).**

2.5	Business Combination Waiver, dated as of December 6, 2024, by and among Thunder Bridge Capital Partners IV, Inc, Coincheck Group B.V., M1 Co G.K., Coincheck Merger Sub, Inc. and Coincheck, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K, filed by Thunder Bridge Capital Partners IV, Inc. with the SEC on December 6, 2024).**

4.1	Specimen Warrant certificate of Thunder Bridge (incorporated by reference to Exhibit 4.3 of Form S-1/A, filed by Thunder Bridge with the SEC on June 21, 2021).**

4.2	Warrant Agreement, dated June 29, 2021, between Thunder Bridge Capital Partners IV, Inc. and Continental Stock Transfer & Trust Company (including form of warrant certificates as Annex A thereto) (incorporated by reference to Exhibit 4.1 of Form 8-K, filed by Thunder Bridge with the SEC on July 2, 2021).**

4.3	Warrant Assumption and Amendment Agreement, dated December 10, 2024, by and among Thunder Bridge Capital Partners IV, Inc., Coincheck Group N.V. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 2.3 of Form 20-F filed by the Registrant with the SEC on December 16, 2024).**

4.4	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to exhibit 2.1 of Form 20-F filed by the Registrant with the SEC on July 30, 2025).**

Exhibit No.	Description
5.1	Opinion of De Brauw Blackstone Westbroek N.V. as to the validity of the Ordinary Shares*

23.1	Consent of KPMG AZSA LLC.*

23.2	Consent of De Brauw Blackstone Westbroek N.V. (included as part of Exhibit 5.1)*

24.1	Power of Attorney (Included in Part II of this Registration Statement)*

107	Filing Fee Table*

+	Indicates a management or compensatory plan.

*	Filed herewith.

**	Previously filed.

***	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.

^	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Ordinary Shares offered (if the total dollar value of Ordinary Shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Ordinary Shares offered therein, and the offering of such Ordinary Shares at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the Ordinary Shares being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Ordinary Shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Ordinary Shares in the registration statement to which that prospectus relates, and the offering of such Ordinary Shares at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Ordinary Shares, the undersigned registrant undertakes that in a primary offering of Ordinary Shares of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the Ordinary Shares to the purchaser, if the Ordinary Shares are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such Ordinary Shares to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its Ordinary Shares provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Ordinary Shares offered therein, and the offering of such Ordinary Shares at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Ordinary Shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on July 31, 2026.

Coincheck Group N.V.

By:	/s/ Pascal St-Jean
	Name:	Pascal St-Jean
	Title:	Chief Executive Officer, President and Executive Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Takashi Oyagi, Pascal St-Jean and Jason Sandberg as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 31, 2026.

Signature	Title

/s/ Takashi Oyagi	Executive Chairperson
Takashi Oyagi

/s/ Pascal St-Jean	Chief Executive Officer (Principal Executive Officer), President and Executive Director
Pascal St-Jean

/s/ Jason Sandberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jason Sandberg

/s/ Yo Nakagawa	Executive Director
Yo Nakagawa

/s/ Oki Matsumoto	Non-Executive Director
Oki Matsumoto

/s/ Allerd Derk Stikker	Non-Executive Director
Allerd Derk Stikker

/s/ David Burg	Non-Executive Director
David Burg

/s/ Toshihiko Katsuya	Executive Director
Toshihiko Katsuya

/s/ Yuri Suzuki	Non-Executive Director
Yuri Suzuki

/s/ Jessica Sinyin Tan	Non-Executive Director
Jessica Sinyin Tan

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Coincheck Group N.V. has signed this registration statement in the City of New York, State of New York, on July 31, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.